GRUBB & ELLIS.
Apartment REIT

Investor Update





Accomplishments*

2009

- Filed Registration Statement on Form S-11 with the SEC for the follow-on offering in February.
- Follow-on offering declared effective by the SEC in July.
- Implemented cost cutting efforts that saved $6.9 million in fees and cost savings that directly benefited stockholders.
- Negotiated waiver of asset management fee payable to advisor until the quarter following the quarter that the REIT generates FFO, after non-recurring charges, to cover 100 percent of its distributions.
- Paid off remaining $3.2 million on line of credit with Wachovia Bank.

2010

- Gus Remppies appointed president of the REIT in March. Jay Olander continues to serve as chief executive officer and chairman of the board.
- Acquired Bella Ruscello Luxury Apartment Homes near Dallas, TX for a purchase price of $17.4 million.
- Expanded portfolio to 14 assets valued at $357.9 million (based on aggregate purchase price).
- Achieved an aggregate portfolio occupancy rate of 95.3 percent.
- Raised $168.7 million of equity.**

Letter from the Chief Executive Officer:

As we move forward in 2010, we believe the apartment sector provides a tremendous opportunity given low supply and increased demand trends. We have seen the sector rebound through the first quarter, and apartments are now being viewed by analysts as a sector to watch. Grubb & Ellis Apartment REIT is positioned to take advantage of this opportunity.

In 2009, Grubb & Ellis Apartment REIT undertook a conservative fiscal policy, starting with the Board of Directors announcing it would strive to cover 100 percent of the company's distributions through Funds From Operations (FFO). To achieve this goal, the company began the year with significant corporate and property cost cutting measures. First, the REIT renegotiated its asset management fee with its Advisor. Under the terms of the revised advisory agreement no asset management fee is due until the quarter following the quarter that the company covers 100 percent of its distributions from FFO, after non-recurring charges.

Management then put an intense focus on property-related expenses. Every line item was reviewed for potential savings, and cuts were made in each budget. Additionally, a focus was placed on reducing property taxes. Because of the REIT's efforts, 2009 taxes were reduced by $254,000 compared to 2008 taxes.

As a result of these cost cutting measures, the company paid off its $10 million line of credit with Wachovia Bank. This helped to reduce the company's liabilities so it could position itself for the current economic environment.

The company was able to cover 61 percent of its 2009 distributions with FFO, and 73 percent of its fourth quarter 2009 distributions with FFO. The FFO As Adjusted for the same time periods resulted in a coverage of 69 percent and 80 percent, respectively.***

We believe an attractive sector, coupled with Grubb & Ellis Apartment REIT's improved structure presents an exciting opportunity for our investors.



Jay Olander
Chief Executive Officer and Chairman of the Board

*As of March 31, 2010.
**As of April 9, 2010 (This includes both our initial public offering and follow-on offering).
*** Reconciliation table can be found on the following page.

This newsletter contains certain forward-looking statements about the apartment sector and the company's portfolio. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing.

Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer manager for Grubb & Ellis Apartment, Inc. offering.

Property Highlight

Bella Ruscello | Duncanville, TX



Bella Ruscello Luxury Apartment Homes is a 216-unit multifamily community located in the Dallas suburb of Duncanville, Texas. The property was built in 2007 on roughly 10.6 acres. Approximately 97 percent occupied as of April 1, 2010, the gated community offers one- and two-bedroom apartments as well as a community clubhouse featuring a media room, business center and well-equipped gym.

The property, which offers pool, creek and wood views, features four floor plans ranging in size from 655 square feet to 1,074 square feet, all of which include nine foot ceilings, track lighting, full-size washer/dryer connections, ceiling fans and other amenities. The community includes a resort-style swimming pool, running and bike trails, landscaped grounds, and direct access to a five-acre waterview park. Residents enjoy easy access to Highway 67, Interstates 20 and 35, and nearby shopping and dining options.

Funds From Operations (FFO) Coverage

For the three and twelve month periods ended December 31, 2009, the company generated FFO of $1,840,000 and $6,135,000, respectively. For the same three and twelve month periods the company declared distributions of $2,518,000 and $9,999,000, respectively. **Thus, FFO covered 73 percent of the company's fourth quarter 2009 distributions and 61 percent of the company's 2009 distributions.** For the same three and twelve month periods, Grubb & Ellis Apartment REIT had FFO As Adjusted of $2,018,000 and $6,939,000, respectively. **Thus, FFO As Adjusted covered 80 percent of the company's fourth quarter 2009 distributions and 69 percent of the company's 2009 distributions.** (See the reconciliation of FFO and FFO As Adjusted to net loss, as well as the calculation of FFO coverage and FFO As Adjusted coverage, below.)

		Three Months Ended December 31, 2009		Twelve Months Ended December 31, 2009
Net loss	$	(1,290,000)	$	(5,710,000)
Add:				
Depreciation and amortization - consolidated properties		3,130,000		11,845,000
FFO	$	1,840,000	$	6,135,000
Mezzanine interest expense		144,000		668,000
Amortization of debt discount		34,000		136,000
FFO As Adjusted	$	2,018,000	$	6,939,000
Distributions declared	$	2,518,000	$	9,999,000
FFO coverage		73%		61%
FFO As Adjusted coverage		80%		69%

GAAP: Accounting principles generally accepted in the United States of America.

***The above table is a reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and FFO As Adjusted, and the calculation of FFO coverage and FFO As Adjusted coverage for the three and twelve months ended December 31, 2009. Grubb & Ellis Apartment REIT's management utilizes FFO and FFO As Adjusted in evaluating the operating performance of its real estate investments. FFO and FFO As Adjusted are supplemental performance measures not in accordance with GAAP. FFO, which is defined by the National Association of Real Estate Investment Trusts ("NAREIT") and widely recognized as a measure of operating performance of a real estate company, excludes items such as real estate depreciation and amortization, and gains and losses on the sale of real estate assets. In addition to real estate depreciation and amortization and gains and losses on the sale of real estate assets, FFO As Adjusted excludes mezzanine interest expense on the lines of credit and unsecured note payables to an affiliate incurred in connection with the acquisition of properties and amortization of debt discount.

Grubb & Ellis Apartment REIT believes that FFO and FFO As Adjusted are more representative of the operating performance of its real estate portfolio. As such, the company believes FFO and FFO As Adjusted, in addition to net income (loss) and cash flows from operating activities, as defined by GAAP, are meaningful supplemental performance measures and are useful in understanding how our management evaluates ongoing operating performance. However, FFO and FFO As Adjusted are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the performance of Grubb & Ellis Apartment REIT.

Apartment Sector

As we finish the first quarter of 2010, data regarding the national economy and the multifamily market suggest that both are in the initial stages of recovery following the global financial crisis and recession. The labor market shows signs of stabilization and employers have begun to add jobs, as evidenced by the increase in nonfarm payroll employment from February to March.[1] Leading indicators of job creation, such as temporary hiring and productivity growth, may help to create renters out of recent graduates and young adults who may have moved in with relatives or friends to ride out the recession. In its 2010 National Apartment Report, Marcus & Millichap comments, "Apartment owners stand to benefit from echo boomers transitioning into their prime renting years, with the number of 20- to 34-year-olds projected to rise by approximately five million individuals in the next ten years."[2]

Moreover, the rate of home ownership in the U.S. appears to be in a secular decline, moving from an elevated level during the housing boom back to its long-term average.[3] This suggests that households may be less inclined to stretch their finances in order to buy a home and more content to rent until their personal situation dictates the need to buy. Additionally, the number of construction completions for new apartment properties in 2010 will be much less compared to recent years due to the difficulty among developers in obtaining construction financing for new projects.[4] According to Marcus & Millichap, "...approximately 94,000 units were delivered in 2009, with development expected to drop in 2010 to its lowest level since 1995."[5] This should coincide nicely with accelerating job growth in 2011 and 2012.

For the longer term, we believe these trends will support higher apartment rental and occupancy rates. Over the short term, our expectations for the apartment sector is consistent with 2010 REIS data, in that the apartment sector should recover faster than other core property types as the overall economy emerges from the recession.[6]



Gus Remmpies
President and Chief Investment Officer

Portfolio Snapshot*

Number of Acquisitions	14
Rentable Square Feet	3,337,000
Portfolio Purchase Price	$357.9 million
Occupancy Rate	95.3%
Shares Sold**	17,570,977
Equity Raised**	$168.7 million

* As of March 31, 2010 ** As of April 9, 2010

GRUBB & ELLIS. Apartment REIT

877.888.7348 www.gbe-reits.com/apartment

[1] "Employment Situation Report." *U.S Bureau of Labor Statistics.* March 2010. [2] "The Apartment Outlook." *Marcus & Millichap Research Services.* 2010. [3] U.S. Census Bureau. Calculations by Grubb & Ellis research division. [4] "The Apartment Outlook." 2010 [5] Ibid. [6] "Apartment First Glance." *REIS, Inc.* 1st Quarter 2010.